Exhibit 99.1

News Release

Magnera Reports Third Quarter

Third Quarter Highlights
•	GAAP: Net sales of $857 million, Operating income of $22 million
•	Non-GAAP: Adjusted EBITDA of $99 million
•	Twelve-month adjusted free cash flow yield of greater than 25% as of quarter-end

Curt Begle, Magnera’s CEO, commented: “We delivered a record third quarter led by organic volume growth, combined with the savings benefits of synergy initiatives and Project Core.  In addition, our commercial team executed the disciplined actions required to effectively manage the significant spike in inflationary costs of certain raw materials.

As we continue to navigate a dynamic macro-economic environment, we remain focused on executing our strategic objectives and delivering dependable financial results. Consistent with that commitment, we are reaffirming our full-year free cash flow outlook, while holding to the lower end of our adjusted EBITDA guidance range.”

Key Financials
	June Quarter		June YTD
GAAP results	2026	2025	2026	2025
Net sales	$857	$839	$2,445	$2,365
Operating income	22	13	53	(5)

	June Quarter		Reported	Comparable(1)	June YTD		Reported	Comparable(1)
Adjusted non-GAAP results	2026	2025	%	%	2026	2025	%	%
Net sales	$857	$839	2%	-	$2,445	$2,365	3%	(5%)
Adjusted EBITDA (1)	99	91	9%	9%	282	264	7%	3%

(1)
Adjusted non-GAAP results exclude items not considered to be ongoing operations.  In addition, comparable change % normalizes the impacts of foreign currency and the merger with Glatfelter.  Further details related to non-GAAP measures and reconciliations can be found under “Reconciliation of Non-GAAP Financial Measures and Estimates” section or in reconciliation tables in this release.  Dollars in millions

Consolidated Overview

The net sales increase included a favorable foreign currency change of $21 million and a 1% organic volume improvement, partially offset by an $8 million decrease in selling prices primarily due to negative product mix net of the pass-through of higher raw material costs.  The volume increase was mainly attributed to strength in our consumer solutions product categories globally and recovery in North America from winter storm disruptions experienced in the second quarter.

The adjusted EBITDA was up 9% primarily as a result of favorable price cost spread of $11 million.

Americas

The net sales increase included a favorable foreign currency change of $10 million and a 1% organic volume improvement, partially offset by a $13 million decrease in selling prices primarily due to negative product mix net of the pass-through of higher raw material costs.

The adjusted EBITDA improvement resulted mostly from a favorable price cost spread of $11 million due to the realized benefits from Project CORE and merger synergies that were partially offset by higher selling, general and administrative costs.

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Rest of World

The net sales increase included a favorable foreign currency change of $11 million and a $5 million increase in selling prices due to the pass-through of higher raw material costs.

The adjusted EBITDA declined $2 million as benefits from Project CORE and synergy realization were offset by higher inflation in the region, timing of material pass throughs and higher selling, general and administrative costs.

Investor Conference Call

The Company will host a conference call, August 6, 2026, at 10:00 AM U.S. Eastern Time to discuss the third quarter results.  The webcast can be accessed here. A replay of the webcast will be available via the same link on the Company’s website after the completion of the call.

By Telephone
Participants may register for the call here now or any time up to and during the time of the call and will immediately receive the dial-in number and a unique pin to access the call.  While you may register at any time up to and during the time of the call, you are encouraged to join the call 15 minutes prior to the start of the event.

About Magnera

Magnera Corporation (NYSE: MAGN) serves 1,000+ customers worldwide, offering a wide range of material solutions, including components for absorbent hygiene products, protective apparel, wipes, specialty building and construction products, and products serving the food and beverage industry. Operating across 44 global facilities, Magnera is supported by over 8,000+ employees. Magnera’s purpose is to better the world with new possibilities made real. For more than 160 years, the Company has delivered the material solutions their partners need to thrive. Through economic upheaval, global pandemics and changing end-user needs, we have consistently found ways to solve problems and exceed expectations. The distinct scale and comprehensive portfolio of products brings customers more materials and choices. Magnera builds personal partnerships that withstand an ever-changing world.

Visit Magnera.com for more information and follow @MagneraCorporation on social platforms.

Non-GAAP Financial Measures and Estimates
This press release includes non-GAAP financial measures including, but not limited to, Adjusted EBITDA, free cash flow, and comparable basis net sales and adjusted EBITDA.  A reconciliation of these non-GAAP financial measures to comparable measures determined in accordance with accounting principles generally accepted in the United States of America (GAAP) is set forth at the end of this press release.  Information reconciling forward-looking adjusted EBITDA and adjusted free cash flow are not provided because such information is not available without unreasonable effort due to high variability, complexity, and low visibility with respect to certain items, including debt refinancing activity or other non-comparable items.  These items are uncertain, depend on various factors, and could be material to our results computed in accordance with U.S. GAAP.

Forward Looking Statements
This document contains certain statements that are “forward-looking” statements within the meaning of the federal securities laws and are presented pursuant to the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995.  Such “forward-looking” statements include, but are not limited to, statements with respect to our future financial performance and condition, results of operations and business, our expectations or beliefs concerning future events, plans, objectives, expectations and intentions, and other statements that are not historical facts. These statements may contain words such as “believes,” “expects,” “may,” “will,” “should,” “would,” “could,” “seeks,” “approximately,” “intends,” “plans,” “estimates,” “projects,” “outlook,” “guidance,” “anticipates” or “looking forward” or similar expressions. In addition, we, through our senior management, from time to time make forward-looking public statements concerning our expected future operations and performance and other developments. These forward-looking statements are based upon the current beliefs and expectations of the management of Magnera and are subject to risks and uncertainties that may change at any time.  Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Although it is not possible to identify all of these risks and uncertainties, they include, among others, the following: global economic conditions; inflation; the cost and availability of raw materials and energy; disruption of our supply chain; the adverse impact of weather events on our facilities, inventory and suppliers, as well as adverse effects on our customers, suppliers and other business partners; the effect of competition on our business; our inability to integrate future acquired companies or to realized expected operating synergies; synergies expected to be achieved in connection with our business combination with a subsidiary of Berry Global Group, Inc. in November 2024; our inability to retain our officers and employees or the occurrence of labor disputes; disruption of our information technology systems, including as a result of a cyber breach; risks associated with operating internationally, including fluctuating exchange rates, tariffs, differing tax laws and regulation; litigation and regulatory investigations; and disputes related to intellectual property used in our business.  Additional information regarding these risks and uncertainties and other risks applicable to our business are described in additional detail in our reports filed with the Securities and Exchange Commission (the “SEC”), including our Annual Report on Form 10-K for the fiscal year ended September 27, 2025, and other filings that we make with the SEC. These risk factors may not contain all of the material factors that are important to you. New factors may emerge from time to time, and it is not possible to either predict new factors or assess the potential effect of any such new factors. Accordingly, readers should not place undue reliance on those statements. All forward-looking statements are made as of the date hereof, and we undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

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Consolidated and Combined Statements of Operations (Unaudited)

	Quarterly Period Ended		Three Quarterly Periods Ended
(in millions, except per share amounts)	June 27, 2026	June 28, 2025	June 27, 2026	June 28, 2025

Net sales	$857	$839	$2,445	$2,365

Cost of goods sold	745	749	2,141	2,116
Selling, general and administrative	56	50	156	144
Amortization of intangibles	11	13	34	41
Restructuring and other activities	23	14	61	69
Operating income (loss)	22	13	53	(5)
Other expense	3	-	5	26
Interest expense	37	37	112	102
Income (loss) before income taxes	(18)	(24)	(64)	(133)
Income tax (benefit) expense	2	(6)	8	(14)
Net income (loss)	$(20)	$(18)	$(72)	$(119)

Basic and diluted net income per share	$(0.56)	$(0.51)	$(2.01)	$(3.35)

Outstanding weighted average shares
Basic and diluted	35.9	35.6	35.8	35.5

Condensed Consolidated and Combined Statements of Cash Flows (Unaudited)

	Three Quarterly Periods Ended
(in millions)	June 27, 2026	June 26, 2025
Net cash from operating activities	76	7

Cash flows from investing activities:
Additions to property, plant, and equipment, net	(44)	(52)
Cash acquired from GLT acquisition	-	37
Other investing activities	7	22
Net cash from (used in) investing activities	(37)	7

Cash flows from financing activities:
Proceeds from long-term borrowings	-	1,556
Repayments on long-term borrowings	(65)	(434)
Transfers from Berry, net	-	34
Cash distribution to Berry	-	(1,111)
Debt fees and other, net	-	(17)
Net cash from financing activities	(65)	28
Effect of currency translation on cash	1	4
Net change in cash and cash equivalents	(25)	46
Cash and cash equivalents at beginning of period	305	230
Cash and cash equivalents at end of period	$280	$276

Non-U.S. GAAP Free Cash Flow:
Net cash from operating activities	76
Additions to property, plant, and equipment, net	(44)
Free Cash Flow	32

Condensed Consolidated Balance Sheets (unaudited)
(in millions of dollars)	June 27, 2026	September 27, 2025
Cash and cash equivalents	$280	$305
Accounts receivable	531	522
Inventories	498	474
Other current assets	83	122
Property, plant, and equipment	1,393	1,476
Goodwill, intangible assets, and other long-term assets	1,049	1,090
Total assets	$3,834	$3,989
Current liabilities, excluding current debt	569	601
Current and long-term debt	1,901	1,952
Other long-term liabilities	347	372
Stockholders’ equity	1,017	1,064
Total liabilities and stockholders' equity	$3,834	$3,989

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Reconciliation of Non-GAAP Measures and Estimates
(in millions of dollars)

Reconciliation of Net sales and Adjusted EBITDA on a supplemental comparable basis by segment
	Quarterly Period ended June 27, 2026			Quarterly Period ended June 28, 2025
	Americas	Rest of World	Total	Americas	Rest of World	Total
Net sales	$476	$381	$857	$473	$366	$839
Constant FX rates				10	11	21
Comparable net sales (1)(6)	$476	$381	$857	$483	$377	$860

Operating Income	$28	$(6)	$22	$12	$1	$13
Depreciation and amortization	32	18	50	35	23	58
Integration, business consolidation and other activities	8	8	16	9	4	13
Argentina hyperinflation	-	-	-	1	-	1
Other non-cash charges (5)	3	8	11	4	2	6
Adjusted EBITDA (1)	$71	$28	$99	$61	$30	$91
Constant FX rates				-	-	-
Comparable Adjusted EBITDA (1)(6)	$71	$28	$99	$61	$30	$91
% vs. prior year comparable	16%	(7%)	9%

	Three Quarterly Periods ended June 27, 2026			Three Quarterly Periods ended June 28, 2025
	Americas	Rest of World	Total	Americas	Rest of World	Total	LTM
Net sales	$1,353	$1,092	$2,445	$1,366	$999	$2,365
Constant FX rates				29	76	105
GLT prior year				42	70	112
Comparable net sales (1)(6)	$1,353	$1,092	$2,445	$1,437	$1,145	$2,582

Operating Income	$46	$7	$53	$13	$(18)	$(5)	$63
Depreciation and amortization	95	55	150	107	62	169	186
Integration, business consolidation and other activities (2)	34	18	52	43	21	64	82
Argentina hyperinflation	3	-	3	1	-	1	8
GAAP carve-out allocation (3)	-	-	-	2	1	3	-
Other non-cash charges (4)(5)	9	15	24	15	17	32	33
Adjusted EBITDA (1)	$187	$95	$282	$181	$83	$264	$372
Constant FX rates				-	3	3
GLT prior year				5	3	8
Comparable Adjusted EBITDA (1)(6)	$187	$95	$282	$186	$89	$275
% vs. prior year comparable	1%	7%	3%
PF Divestiture							(2)
Synergies and cost reductions							35
PF Adjusted EBITDA							$405

(1)
Supplemental financial measures that are not required by, or presented in accordance with, accounting principles generally accepted in the United States (“GAAP”).  These non-GAAP financial measures should not be considered as alternatives to operating or net income or cash flows from operating activities, in each case determined in accordance with GAAP.  Comparable basis measures exclude the impact of currency translation effects and acquisitions.  These non-GAAP financial measures may be calculated differently by other companies, including other companies in our industry, limiting their usefulness as comparative measures.  Management believes that Adjusted EBITDA and other non-GAAP financial measures are useful to our investors because they allow for a better period-over-period comparison of operating results by removing the impact of items that, in management’s view, do not reflect our core operating performance. We define “free cash flow” as cash flow from operating activities less net additions to property, plant, and equipment.  We believe free cash flow is useful to an investor in evaluating our liquidity because free cash flow and similar measures are widely used by investors, securities analysts, and other interested parties in our industry to measure a company’s liquidity.  We believe free cash flow is also useful to an investor in evaluating our liquidity as it can assist in assessing a company’s ability to fund its growth through its generation of cash and as pre-merger cash flow is not indicative of our current structure and operations.

We also use Adjusted EBITDA and comparable basis measures, among other measures, to evaluate management performance and in determining performance-based compensation.  Adjusted EBITDA is a measure widely used by investors, securities analysts, and other interested parties in our industry to measure a company’s performance.  We also believe these measures are useful to an investor in evaluating our performance without regard to revenue and expense recognition, which can vary depending upon accounting methods.

(2)	Includes restructuring, business optimization and other charges, which includes $17 million of transaction compensation expense in the prior year
(3)	Consists of estimated parent-allocated charges for the period prior to merger which is required by GAAP as part of the carve-out financial statement process
(4)	Prior year includes $12 million inventory step-up charge related to the merger and other non-cash charges
(5)	Includes expense for stock compensation and disposals and sale of assets
(6)	The prior year comparable basis change excludes the impacts of foreign currency and acquisitions/mergers

IR Contact Information
Robert Weilminster
EVP, Investor Relations
IR@magnera.com

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